UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 5, 2009

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 5, 2009, Blue Coat Systems, Inc. (the “Company”) announced preliminary, unaudited net revenue results for its second quarter of fiscal 2010, ended October 31, 2009, and confirmed that net revenue for its second fiscal quarter was toward the top end of its previous guidance of net revenue in the range of $116 to $121 million. Final results for the second fiscal quarter will be announced by the Company on Tuesday, November 24, 2009. A copy of the press release containing this announcement is being furnished as Exhibit 99.1

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On November 3, 2009, the Company committed to a restructuring plan, which includes a planned net reduction of approximately 10% of its current headcount over the next two quarters and the closure of three facilities, including two research and development facilities located in Riga, Latvia, and South Plainfield, New Jersey. The Company plans to consolidate its research and development work at three existing locations—Sunnyvale, California, Draper, Utah and Waterloo, Ontario, Canada—and to open a new location in Bangalore, India. The restructuring commenced on November 4, 2009, and is expected to be completed by the first quarter of fiscal 2011.

These actions were approved as part of the Company’s continuing effort to improve its profitability, and as a consequence of the Company’s re-alignment of its research and development activity and resources, and its efforts to drive greater productivity throughout the organization.

The Company expects to incur restructuring charges of $12 to $16 million, including cash outlays of $11 to $14 million. Of the total restructuring charges, the Company expects to incur $10 to $13 million in charges related to severance and related benefits and $2 to $3 million in charges related to facility closures and consolidations. A majority of these charges are expected to be incurred in the third quarter of fiscal 2010, while the remainder of the charges is expected to be incurred through the first quarter of fiscal 2011.

On November 5, 2009, the Company issued a press release regarding the corporate-wide restructuring plan. A copy of the press release is being furnished as Exhibit 99.1.

Item 8.01.	Other Events.

On November 5, 2009, the Company, through certain wholly-owned subsidiaries, entered into a Stock Purchase Agreement with S7 Software Solutions Pvt. Ltd. (“S7 Software”) and its shareholders to acquire all of the shares of S7 Software for $5.25 million. The transaction is currently expected to be completed in the third fiscal quarter of 2010. The transaction is subject to approval by the Reserve Bank of India.

On November 5, 2009, the Company issued a press release regarding the agreement to acquire S7 Software. A copy of the press release is being furnished as Exhibit 99.1.

Forward Looking Statements

This document contains certain “forward-looking statements” about the Company within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding the Company’s future financial position and results, are forward-looking statements. All information set forth herein is current as of the date of this Current Report on Form 8-K. Except as required by law, the Company undertakes no duty to update any statement in light of new information or future events. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the” Risk Factors” section of the SEC filings of the Company, including, but not limited to, the annual report on Form 10-K and quarterly reports on Form 10-Q.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Blue Coat Systems, Inc., dated November 5, 2009, announcing agreement to acquire S7 Software, commitment to corporate-wide restructuring plan and preliminary results for the quarter ended October 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: November 5, 2009	By:	/s/ Gordon C. Brooks
Gordon C. Brooks
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of Blue Coat Systems, Inc., dated November 5, 2009, announcing agreement to acquire S7 Software, commitment to corporate-wide restructuring plan and preliminary results for the quarter ended October 31, 2009.